                                                Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Fourth Quarter and Fiscal 2020 Results
•Fourth quarter fiscal 2020 results
◦Net sales $990 million, decline of 10%
◦U.S. eCommerce comparable sales increased 16%
◦U.S. sales of exclusive brands to Target, Walmart and Amazon grew 13%
◦Operating margin 13.5%, decline of 130 basis points; adjusted operating margin 14.7%, comparable to prior year
◦Diluted EPS $2.26, decline of 20%; adjusted diluted EPS $2.46, decline of 12%
•Full year fiscal 2020 results
◦Net sales $3.0 billion, decline of 14%
◦Diluted EPS $2.50, decline of 57%; adjusted diluted EPS $4.16, decline of 36%
◦Record operating cash flow of $590 million
•$1.8 billion in total liquidity at year end
•Full year fiscal 2021 outlook: net sales growth of approximately 5%; adjusted diluted EPS growth of approximately 10%
ATLANTA, February 26, 2021 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its fourth quarter and fiscal 2020 results.
“Despite the ongoing pandemic-related challenges, we achieved our sales and earnings objectives in the fourth quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “The strength and growth of our eCommerce capabilities and exclusive brands sold through Amazon, Target and Walmart helped to mitigate the impact of lower traffic to our stores and demand from international customers.
“Since the market disruption began last March, we have focused on profitability and cash flow. As a result, we achieved a record gross profit margin in the fourth quarter through exceptional inventory management, more effective promotions, and improved price realization. Our progress with these initiatives enabled us to strengthen our digital capabilities including eCommerce, which continued to be our fastest growing and highest margin business.
“We are also reporting a record level of cash flow from operations and liquidity achieved through working capital management and the support from our lenders, suppliers, and landlords.
“We’re projecting good growth in sales and profitability in 2021. The new year got off to a good start with the arrival of our Spring product offerings and the benefit from government stimulus payments to families with young children.
“With the promise of vaccines more broadly available in the months ahead, we are expecting a good multi-year recovery from the pandemic. As the leader in young children’s apparel, we believe Carter’s is well-positioned to benefit from this recovery.”
53rd Week
The Company’s fiscal year ends on the Saturday nearest the last day of December, resulting in an additional week of results every five to six years. Accordingly, the fourth quarter of fiscal 2020 included 14 weeks, compared to 13 weeks in the fourth quarter of fiscal 2019. Fiscal year 2020 included 53 weeks, compared to 52 weeks in fiscal 2019. The additional week in fiscal 2020 contributed approximately $32 million in consolidated net sales.
Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s core performance. These measures are presented for informational purposes only. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Fourth Fiscal Quarter
	2020 (14 weeks)				2019 (13 weeks)
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$133.9	13.5%	$99.0	$2.26	$162.8	14.8%	$125.1	$2.82
Restructuring costs	7.9		6.0	0.14	—		—	—
COVID-19 expenses	2.5		1.9	0.04	—		—	—
Retail store operating leases and other long-lived asset impairments, net	1.2		0.9	0.02	—		—	—
Customer bankruptcy recovery	—		—	—	(0.6)		(0.4)	(0.01)
As adjusted	$145.5	14.7%	$107.9	$2.46	$162.2	14.7%	$124.7	$2.81

	Fiscal Year
	2020 (53 weeks)				2019 (52 weeks)
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$189.9	6.3%	$109.7	$2.50	$371.9	10.6%	$263.8	$5.85
Intangible asset impairment	26.5		20.2	0.46	30.8		23.7	0.52
Goodwill impairment	17.7		17.7	0.40	—		—	—
COVID-19 expenses	21.4		16.2	0.37	—		—	—
Restructuring costs	16.6		12.9	0.29	1.6		1.3	0.03
Retail store operating leases and other long-lived asset impairments, net	7.6		5.8	0.13	—		—	—
Debt extinguishment loss	—		—	—	—		6.0	0.13
Customer bankruptcy recovery	—		—	—	(0.6)		(0.4)	(0.01)
Store restructuring	—		—	—	(0.7)		(0.6)	(0.01)
China business model change	—		—	—	(2.1)		(2.1)	(0.05)
As adjusted	$279.8	9.3%	$182.6	$4.16	$401.0	11.4%	$291.7	$6.46
Note: Results may not be additive due to rounding.
Consolidated Results
Fourth Quarter of Fiscal 2020 (14 weeks) compared to Fourth Quarter of Fiscal 2019 (13 weeks)
Consolidated net sales decreased $110.6 million, or 10.1%, to $989.9 million, compared to $1,100.5 million in the fourth quarter of fiscal 2019. Sales declined in all segments principally due to disruptions related to the COVID-19 pandemic. The U.S. Wholesale segment sale decline reflected lower shipments to certain customers, in part due to the Company’s decision to reduce fall and winter inventory commitments and delayed inventory receipts, partially offset by continued momentum in sales of exclusive brands to Target, Walmart, and Amazon. U.S. Retail segment comparable sales declined 9%, reflecting a decline in store sales, partially offset by eCommerce growth of 16%. The International segment sales decline reflected reduced wholesale channel shipments outside of North America and the adverse effects of lower traffic and store closures in Canada, partially offset by strong eCommerce growth in Canada and Mexico.

Operating income decreased $28.9 million, or 17.8%, to $133.9 million, compared to $162.8 million in the fourth quarter of fiscal 2019. Operating margin decreased 130 basis points to 13.5%. Adjusted operating income (a non-GAAP measure) decreased $16.8 million, or 10.3%, to $145.5 million, compared to $162.2 million in the fourth quarter of fiscal 2019. Adjusted operating margin was comparable at 14.7%, reflecting improved price realization and lower inventory provisions that were offset by higher compensation provisions and increased investments in marketing, omni-channel capabilities, and distribution.
Net income decreased $26.1 million, or 20.9%, to $99.0 million, or $2.26 per diluted share, compared to $125.1 million, or $2.82 per diluted share, in the fourth quarter of fiscal 2019. Adjusted net income (a non-GAAP measure) decreased $16.9 million, or 13.5%, to $107.9 million, compared to $124.7 million in the fourth quarter of fiscal 2019. Adjusted earnings per diluted share (a non-GAAP measure) decreased 12.5% to $2.46, compared to $2.81 in the fourth quarter of fiscal 2019.
Fiscal Year 2020 (53 weeks) compared to Fiscal Year 2019 (52 weeks)
Consolidated net sales decreased $495.0 million, or 14.1%, to $3.0 billion. This decline primarily reflected the temporary closure of Company-operated stores (particularly during the months of March, April, and May), and for many of the Company’s stores in Canada and Mexico (in December), and decreased sales to certain wholesale customers as a result of disruptions related to the COVID-19 pandemic. These declines were partially offset by strong eCommerce channel growth. Comparable eCommerce sales in the U.S. and Canada increased 30% and 71%, respectively. Changes in foreign currency exchange rates used for translation in fiscal 2020, as compared to fiscal 2019, had an unfavorable effect of approximately $4.7 million, or 0.2%.
Operating income in fiscal 2020 was $189.9 million, compared to $371.9 million in fiscal 2019. Adjusted operating income (a non-GAAP measure) was $279.8 million, compared to $401.0 million in fiscal 2019. The decrease reflects the decline in net sales, increased inventory provisions, and lower royalty income, partially offset by a reduction in selling, general, and administrative expenses.
Net income in fiscal 2020 was $109.7 million, or $2.50 per diluted share, compared to $263.8 million, or $5.85 per diluted share, in fiscal 2019. Adjusted net income (a non-GAAP measure) was $182.6 million, compared to $291.7 million in fiscal 2019. Adjusted earnings per diluted share (a non-GAAP measure) was $4.16, compared to $6.46 in fiscal 2019.

Net cash provided by operations in fiscal 2020 was $589.9 million compared to $387.2 million in fiscal 2019. The increase was primarily due to an extension of vendor payment terms and deferrals of retail store lease payments, partially offset by lower earnings related to COVID-19.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Liquidity and Financial Position
The Company’s total liquidity at the end of the fourth quarter of fiscal 2020 was $1.8 billion, comprised of cash and cash equivalents of $1.1 billion and approximately $745 million in available borrowing capacity on its secured revolving credit facility.
In the first half of 2020, the Company announced that, in connection with the COVID-19 pandemic, it temporarily suspended its common stock share repurchase program and quarterly cash dividend. No distributions of capital occurred in the fourth quarter of fiscal 2020. Provisions in the Company’s amended secured revolving credit facility restrict the Company’s ability to pay cash dividends or repurchase its common stock through the third fiscal quarter of 2021. The Company’s Board of Directors will evaluate future distributions of capital, including share repurchases and dividends, based on a number of factors, including restrictions under the Company’s revolving credit facility, business conditions, the Company’s financial performance, and other considerations.
The Company believes it has sufficient liquidity for the foreseeable future to maintain its operations and manage through the ongoing disruption caused by the COVID-19 pandemic.
2021 Business Outlook
For fiscal 2021 (a 52 week fiscal year), the Company projects net sales will increase approximately 5% and adjusted diluted earnings per share will increase approximately 10% compared to adjusted diluted earnings per share of $4.16 in fiscal 2020. This forecast contemplates: 1) lingering effects of the global pandemic and 2) sales and adjusted diluted earnings per share growth to be heavily weighted to the first half of the fiscal year. This forecast excludes approximately $7 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies.
For the first quarter of fiscal 2021, the Company projects net sales will be comparable to the first quarter of fiscal 2020 and adjusted diluted earnings per share will be approximately $0.25 compared to adjusted diluted loss per share of $0.81 in the first quarter of fiscal 2020. This forecast: 1) contemplates lingering effects of the global pandemic and the adverse effects of transportation delays resulting in late product receipts and 2) excludes approximately $3 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies.
The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2020 results and its business outlook on February 26, 2021 at 8:30 a.m. Eastern Standard Time. To participate in the call, please dial 323-701-0225. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” A replay of the call will be available shortly after the broadcast through March 28, 2021, at 888-203-1112 (U.S./Canada) or +1 719-457-0820 (international), passcode 9054653. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through approximately 1,100 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic and the Company’s future outlook, earnings, liquidity, strategy, and investments. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarter ended		For the fiscal year ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net sales	$989,897	$1,100,523	$3,024,334	$3,519,286
Cost of goods sold	525,446	632,295	1,696,224	2,008,630
Adverse purchase commitments (inventory and raw materials), net	(1,498)	752	14,668	2,106
Gross profit	465,949	467,476	1,313,442	1,508,550
Royalty income, net	6,287	7,266	26,276	34,637
Selling, general, and administrative expenses	338,370	311,975	1,105,607	1,140,515
Goodwill impairment	—	—	17,742	—
Intangible asset impairment	—	—	26,500	30,800
Operating income	133,866	162,767	189,869	371,872
Interest expense	15,539	8,950	56,062	37,617
Interest income	(298)	(366)	(1,515)	(1,303)
Other (income) expense, net	(2,309)	(691)	338	(217)
Loss on extinguishment of debt	—	—	—	7,823
Income before income taxes	120,934	154,874	134,984	327,952
Provision for income taxes	21,920	29,727	25,267	64,150
Net income	$99,014	$125,147	$109,717	$263,802

Basic net income per common share	$2.26	$2.84	$2.51	$5.89
Diluted net income per common share	$2.26	$2.82	$2.50	$5.85
Dividend declared and paid per common share	$—	$0.50	$0.60	$2.00

CARTER’S, INC.
CONDENSED BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarter ended				For the fiscal year ended
	January 2, 2021 (14 weeks)	% of total sales	December 28, 2019 (13 weeks)	% of total sales	January 2, 2021 (53 weeks)	% of total sales	December 28, 2019 (52 weeks)	% of total sales
Net sales:
U.S. Retail	$585,762	59.2%	$619,868	56.3%	$1,671,644	55.3%	$1,884,150	53.5%
U.S. Wholesale	290,079	29.3%	348,932	31.7%	996,088	32.9%	1,205,646	34.3%
International	114,056	11.5%	131,723	12.0%	356,602	11.8%	429,490	12.2%
Total net sales	$989,897	100.0%	$1,100,523	100.0%	$3,024,334	100.0%	$3,519,286	100.0%

Operating income (loss):		Operating margin		Operating margin		Operating margin		Operating margin
U.S. Retail	$107,904	18.4%	$101,307	16.3%	$146,806	8.8%	$225,874	12.0%
U.S. Wholesale	52,315	18.0%	67,377	19.3%	141,456	14.2%	212,558	17.6%
International	14,595	12.8%	21,299	16.2%	(1,224)	(0.3)%	36,650	8.5%
Corporate expenses (*)	(40,948)	n/a	(27,216)	n/a	(97,169)	n/a	(103,210)	n/a
Total operating income	$133,866	13.5%	$162,767	14.8%	$189,869	6.3%	$371,872	10.6%

(*)Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

(dollars in millions)	Fiscal quarter ended January 2, 2021			Fiscal year ended January 2, 2021
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Restructuring costs(1)	$1.6	$0.5	$0.3	$5.0	$2.0	$2.2
Goodwill impairment	—	—	—	—	—	17.7
Skip Hop tradename impairment charge	—	—	—	0.5	6.8	3.7
OshKosh tradename impairment charge	—	—	—	13.6	1.6	0.3
Incremental costs associated with COVID-19 pandemic	1.3	1.1	0.2	9.6	9.6	2.2
Retail store operating leases and other long-lived asset impairments, net of gain(2)	1.1	—	0.1	7.4	—	0.3
Total charges	$4.0	$1.6	$0.6	$36.1	$20.0	$26.4
(1)The fiscal quarter and fiscal year ended January 2, 2021 also include corporate charges related to organizational restructuring of $5.4 million and $7.4 million, respectively.
(2)Impairments include an immaterial gain on the remeasurement of retail store operating leases.

(dollars in millions)	Fiscal quarter ended December 28, 2019			Fiscal year ended December 28, 2019
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Skip Hop tradename impairment charge	$—	$—	$—	$1.2	$19.1	$10.5
Benefit related to sale of inventory previously reserved in China	—	—	—	—	—	(2.1)
Reversal of store restructuring costs previously recorded during the third quarter of fiscal 2017	—	—	—	(0.7)	—	—
Customer bankruptcy recovery		(0.6)	—	—	(0.6)	—
Total charges(1)	$—	$(0.6)	$—	$0.5	$18.5	$8.4
(1)The fiscal year ended December 28, 2019 also includes corporate charges related to organizational restructuring of $1.6 million.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	January 2, 2021	December 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,102,323	$214,311
Accounts receivable, net of allowance for credit losses of $5,940, and $6,354, respectively	186,512	251,005
Finished goods inventories, net of inventory reserves of $14,206 and $9,283, respectively	599,262	593,987
Prepaid expenses and other current assets	57,927	48,454
Total current assets	1,946,024	1,107,757
Property, plant, and equipment, net	262,345	320,168
Operating lease assets	593,008	687,024
Tradenames, net	307,893	334,642
Goodwill	211,776	229,026
Customer relationships, net	37,510	41,126
Other assets	34,024	33,374
Total assets	$3,392,580	$2,753,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$472,140	$183,641
Current operating lease liabilities	185,152	160,228
Other current liabilities	135,240	131,631
Total current liabilities	792,532	475,500
Long-term debt, net	989,530	594,672
Deferred income taxes	52,770	74,370
Long-term operating lease liabilities	554,497	664,372
Other long-term liabilities	65,218	64,073
Total liabilities	$2,454,547	$1,872,987

Stockholders’ equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at January 2, 2021 and December 28, 2019	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 43,780,075 and 43,963,103 shares issued and outstanding at January 2, 2021 and December 28, 2019, respectively	438	440
Additional paid-in capital	17,752	—
Accumulated other comprehensive loss	(32,760)	(35,634)
Retained earnings	952,603	915,324
Total stockholders’ equity	938,033	880,130
Total liabilities and stockholders’ equity	$3,392,580	$2,753,117

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousand)
(unaudited)

	For the fiscal year ended
	January 2, 2021	December 28, 2019
	(53 weeks)	(52 weeks)
Cash flows from operating activities:
Net income	$109,717	$263,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation or property, plant, and equipment	90,284	92,207
Amortization of intangible assets	3,715	3,747
Provisions for excess and obsolete inventory, net	4,866	5,791
Goodwill impairment	17,742	—
Intangible asset impairments	26,500	30,800
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	12,785	452
Amortization of debt issuance costs	2,372	1,437
Stock-based compensation expense	12,830	16,529
Unrealized foreign currency exchange loss (gain), net	361	(564)
Provisions for doubtful (recoveries of) accounts receivable from customers	6,072	(220)
Loss on extinguishment of debt	—	7,823
Deferred income tax (benefit)	(23,254)	(13,300)
Effect of changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	58,275	8,121
Finished goods inventories	(8,063)	(22,474)
Prepaid expenses and other assets	(9,132)	(13,759)
Accounts payable and other liabilities	284,824	6,823
Net cash provided by operating activities	$589,894	$387,215
Cash flows from investing activities:
Capital expenditures	$(32,871)	$(61,419)
Disposals and recoveries from property, plant, and equipment	—	749
Net cash used in investing activities	$(32,871)	$(60,670)
Cash flows from financing activities:
Proceeds from senior notes due 2025	$500,000	$—
Proceeds from senior notes due 2027	—	500,000
Payment of senior notes due 2021	—	(400,000)
Premiums paid to extinguish debt	—	(5,252)
Payments of debt issuance costs	(7,639)	(5,793)
Borrowings under secured revolving credit facility	644,000	265,000
Payments on secured revolving credit facility	(744,000)	(361,000)
Repurchase of common stock	(45,255)	(196,910)
Dividends paid	(26,260)	(89,591)
Withholdings from vesting of restricted stock	(5,011)	(4,328)
Proceeds from exercise of stock options	9,008	14,490
Net cash provided by (used in) financing activities	$324,843	$(283,384)
Net effect of exchange rate changes on cash	6,146	1,073
Net increase in cash and cash equivalents	$888,012	$44,234
Cash and cash equivalents, beginning of fiscal year	214,311	170,077
Cash and cash equivalents, end of fiscal year	$1,102,323	$214,311

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended January 2, 2021 (14 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$465.9	47.1%	$338.4	34.2%	$133.9	13.5%	$21.9	$99.0	$2.26
Restructuring costs (b)	—		(7.9)		7.9		1.9	6.0	0.14
COVID-19 expenses (c)	—		(2.5)		2.5		0.6	1.9	0.04
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(1.2)		1.2		0.3	0.9	0.02
As adjusted (a)	$465.9	47.1%	$326.8	33.0%	$145.5	14.7%	$24.7	$107.9	$2.46

	Fiscal year ended January 2, 2021 (53 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,313.4	43.4%	$1,105.6	36.6%	$189.9	6.3%	$25.3	$109.7	$2.50
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (c)	—		(21.4)		21.4		5.2	16.2	0.37
Restructuring costs (b)	—		(16.6)		16.6		3.8	12.9	0.29
Retail store operating leases and other long-lived asset impairments, net of gain (d)	—		(7.6)		7.6		1.8	5.8	0.13
As adjusted (a)	$1,313.4	43.4%	$1,059.9	35.0%	$279.8	9.3%	$42.3	$182.6	$4.16

	Fiscal quarter ended December 28, 2019 (13 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$467.5	42.5%	$312.0	28.3%	$162.8	14.8%	$29.7	$125.1	$2.82
Customer bankruptcy recovery (g)	—		0.6		(0.6)		(0.1)	(0.4)	(0.01)
As adjusted (a)	$467.5	42.5%	$312.5	28.4%	$162.2	14.7%	$29.6	$124.7	$2.81

	Fiscal year ended December 28, 2019 (52 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,508.6	42.9%	$1,140.5	32.4%	$371.9	10.6%	$64.2	$263.8	$5.85
Intangible asset impairment (e)	—		—		30.8		7.1	23.7	0.52
Debt extinguishment loss (h)	—		—		—		1.8	6.0	0.13
Restructuring costs (b)	—		(1.6)		1.6		0.4	1.3	0.03
Customer bankruptcy recovery (g)	—		0.6		(0.6)		(0.1)	(0.4)	(0.01)
Store restructuring (i)	—		0.7		(0.7)		(0.2)	(0.6)	(0.01)
China business model change (j)	(2.1)		—		(2.1)		—	(2.1)	(0.05)
As adjusted (a)	$1,506.5	42.8%	$1,140.1	32.4%	$401.0	11.4%	$73.2	$291.7	$6.46

	Fiscal quarter ended March 28, 2020 (13 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating (Loss)	% Net Sales	Income Taxes (Benefit)	Net (loss)	Diluted EPS
As reported (GAAP)	$228.3	34.9%	$269.8	41.2%	$(78.5)	(12.0)%	$(13.0)	$(78.7)	$(1.82)
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (c)	—		(4.0)		4.0		1.0	3.0	0.07
Restructuring costs (b)	—		(3.9)		3.9		0.9	3.0	0.07
As adjusted (a)	$228.3	34.9%	$261.9	40.0%	$(26.3)	(4.0)%	$(4.8)	$(34.8)	$(0.81)

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income (loss), net income (loss), and net income (loss) on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income (loss) or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(c)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(d)Impairments include an immaterial gain on the remeasurement of retail store operating leases.
(e)Intangible impairment charges related to the OshKosh and Skip Hop tradename assets.
(f)Goodwill impairment charge recorded in the International segment.
(g)Related to the Toys "R" Us bankruptcy.
(h)Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.
(i)Reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.
(j)Benefit related to the sale of inventory previously reserved in China.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	For the fiscal quarter ended		For the fiscal year ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	43,284,847	43,688,514	43,242,967	44,402,438
Dilutive effect of equity awards	143,789	318,434	164,754	305,514
Diluted number of common and common equivalent shares outstanding	43,428,636	44,006,948	43,407,721	44,707,952

As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$99,014	$125,147	$109,717	$263,802
Income allocated to participating securities	(1,011)	(1,219)	(1,118)	(2,430)
Net income available to common shareholders	$98,003	$123,928	$108,599	$261,372
Basic net income per common share	$2.26	$2.84	$2.51	$5.89
Diluted net income per common share:
Net income	$99,014	$125,147	$109,717	$263,802
Income allocated to participating securities	(1,007)	(1,212)	(1,115)	(2,419)
Net income available to common shareholders	$98,007	$123,935	$108,602	$261,383
Diluted net income per common share	$2.26	$2.82	$2.50	$5.85
As adjusted (a):
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$107,850	$124,725	$182,550	$291,663
Income allocated to participating securities	(1,101)	(1,215)	(1,877)	(2,696)
Net income available to common shareholders	$106,749	$123,510	$180,673	$288,967
Basic net income per common share	$2.47	$2.83	$4.18	$6.51
Diluted net income per common share:
Net income	$107,850	$124,725	$182,550	$291,663
Income allocated to participating securities	(1,097)	(1,208)	(1,871)	(2,683)
Net income available to common shareholders	$106,753	$123,517	$180,679	$288,980
Diluted net income per common share	$2.46	$2.81	$4.16	$6.46

(a) In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments presented above. The Company excluded approximately $8.8 million and $72.8 million in after-tax expenses from these results for the quarter and fiscal year ended January 2, 2021, respectively. The Company excluded approximately $0.4 million and $27.9 million in after-tax expenses from these results for the quarter and fiscal year ended December 28, 2019, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and Adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Fiscal year ended
(dollars in millions)	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net income	$99.0	$125.1	$109.7	$263.8
Interest expense	15.5	9.0	56.1	37.6
Interest income	(0.3)	(0.4)	(1.5)	(1.3)
Tax expense	21.9	29.7	25.3	64.2
Depreciation and amortization	24.2	25.1	94.0	96.0
EBITDA	160.4	188.6	283.5	460.2

Adjustments to EBITDA
Intangible asset impairment (a)	—	—	26.5	30.8
COVID-19 expenses (b)	2.5	—	21.4	—
Goodwill impairment (c)	—	—	17.7	—
Restructuring costs (d)	7.7	—	16.2	1.6
Retail store operating leases and other long-lived asset impairments, net of gain (e)	1.2	—	7.6	—
Debt extinguishment loss (f)	—	—	—	7.8
Customer bankruptcy charges, net (g)	—	(0.6)	—	(0.6)
Store restructuring costs (h)	—	—	—	(0.7)
China business model change (i)	—	—	—	(2.1)
Total adjustments	11.4	(0.6)	89.5	36.9
Adjusted EBITDA	$171.8	$188.0	$373.0	$497.1

(a)Related to the write-down of the OshKosh and Skip Hop tradename assets.
(b)Net expenses incurred due to the COVID-19 pandemic.
(c)Goodwill impairment charge recorded in the International segment.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for fiscal quarter and fiscal year ended January 2, 2021 exclude $0.2 million and $0.5 million of depreciation expense that is included in the corresponding depreciation and amortization line item, respectively.
(e)Impairments include an immaterial gain on the remeasurement of retail store operating leases.
(f)Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.
(g)Recovery related to the Toys "R" Us bankruptcy.
(h)Reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.
(i)Benefit related to the sale of inventory previously reserved in China.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (i) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. These measures are used by the Company's executive management to assess the Company's performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP.

EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The tables below reflect the calculation of constant currency for total net sales of the International segment and consolidated net sales for the fiscal quarter and fiscal year ended January 2, 2021:

	Fiscal quarter ended
	Reported Net Sales January 2, 2021	Impact of Foreign Currency Translation	Constant-Currency Net Sales January 2, 2021	Reported Net Sales December 28, 2019	Reported Net Sales % Change	Constant-Currency Net Sales % Change

	(14 weeks)		(14 weeks)	(13 weeks)

Consolidated net sales	$989.9	$—	$989.9	$1,100.5	(10.1)%	(10.1)%
International segment net sales	$114.1	$—	$114.0	$131.7	(13.4)%	(13.4)%

	Fiscal year ended
	Reported Net Sales January 2, 2021	Impact of Foreign Currency Translation	Constant-Currency Net Sales January 2, 2021	Reported Net Sales December 28, 2019	Reported Net Sales % Change	Constant-Currency Net Sales % Change

	(53 weeks)		(53 weeks)	(52 weeks)

Consolidated net sales	$3,024.3	$(4.7)	$3,029.0	$3,519.3	(14.1)%	(13.9)%
International segment net sales	$356.6	$(4.7)	$361.3	$429.5	(17.0)%	(15.9)%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.